Exhibit 99.1

Final

For Immediate Release

JAZZ PHARMACEUTICALS TO ACQUIRE ORPHAN MEDICAL

Combines Orphan Medical’s Growing Central Nervous System Product and Commercial
Team with Jazz Pharmaceuticals’ Development Pipeline

Palo Alto, California and Minneapolis, Minnesota – April 19, 2005 – Jazz Pharmaceuticals, Inc. and Orphan Medical, Inc. (Nasdaq:  ORPH) announced today that they have entered into an agreement and plan of merger pursuant to which Jazz Pharmaceuticals, through a wholly owned subsidiary, will acquire Orphan Medical.  Under the agreement, which was unanimously approved by Orphan Medical’s Board of Directors, Orphan Medical common stockholders will receive $10.75 per share in cash upon the close of the transaction.  Following the merger, Orphan Medical will become a wholly owned subsidiary of Jazz Pharmaceuticals, a privately held company.

“Orphan Medical has products with important medical benefits, as well as terrific people,” said Samuel R. Saks, M.D., Chief Executive Officer of Jazz Pharmaceuticals.  “We are excited about the opportunity to expand our franchise in neurology and psychiatry through this transaction, as part of our mission of developing and commercializing valuable pharmaceutical products that improve patients’ lives.”

“We believe the Jazz Pharmaceuticals transaction represents a fair and equitable transaction for Orphan shareholders, especially in light of the resources required during the next stages of growth were Orphan Medical to remain independent,” said John Bullion, Orphan Medical’s Chairman and Chief Executive Officer.  “There have been remarkable synergies between our two teams in our discussions, as well as a strong sense of the strategic fit between our companies.  We are enthusiastic about the opportunity to combine Orphan Medical’s development and commercial capabilities with those of Jazz Pharmaceuticals.”

With a strong pipeline of programs in various stages of development, ranging from Phase III clinical evaluation to early feasibility, Jazz Pharmaceuticals is focused on the development and commercialization of unique, value-added pharmaceutical products that address unmet clinical needs in neurology and psychiatry.  Orphan Medical’s lead product is Xyrem®, the first and only treatment for cataplexy associated with narcolepsy.    Xyrem is currently being assessed as a treatment for the full range of narcolepsy symptoms, including excessive daytime sleepiness, and a supplemental New Drug Application (sNDA) is under review by the Food and Drug Administration (FDA).  Orphan Medical is also conducting a trial to evaluate Xyrem as a treatment for symptoms of fibromyalgia syndrome.

“Orphan Medical provides Jazz Pharmaceuticals with a great platform for the launch of our commercial efforts, with an experienced specialty sales force and established relationships with neurologists and psychiatrists,” said Robert Myers, Chief Business Officer of Jazz Pharmaceuticals.  “This company is a strong addition to our pharmaceutical portfolio, and positions us well to acquire additional commercial and development-stage products.”

The consummation of the transaction is subject to certain conditions customary for a transaction of this type. The transaction is expected to be completed early in the third quarter of 2005, following Orphan Medical stockholder approval.  Current stockholders of Orphan Medical, including John Bullion and affiliates of Alta Partners, OrbiMed Advisors and UBS Capital, have entered into a voting agreement with Orphan Medical and Jazz Pharmaceuticals agreeing to vote in favor of the transaction.

In connection with this transaction, Jazz Pharmaceuticals has obtained a commitment for $75 million of senior debt financing, led by Lehman Brothers Principal Investments.  Jazz Pharmaceuticals has raised $265 million in equity funding from a premier group of private equity and venture capital investors.

Banc of America Securities and Dorsey & Whitney LLP represented Orphan Medical in the transaction.  Jazz Pharmaceuticals was represented by Simpson Thacher & Bartlett LLP.

Conference Call

Orphan Medical’s management will host a conference call to discuss today’s announcement, which will be broadcast live over the Internet today, Tuesday, April 19, 2005, at 10:30 a.m. Eastern Time (9:30 a.m. Central). To access the Webcast, go to the investor section of the Orphan Medical Web site at http://www.orphan.com and click on the Webcast icon.  A replay of the Webcast will be available at the same address for two weeks.

About Orphan Medical, Inc.

Orphan Medical acquires, develops and markets pharmaceuticals of high medical value for inadequately treated and uncommon central nervous system diseases treated by specialist physicians.  Orphan Medical’s Internet website address is www.orphan.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is focused on helping patients by meeting unmet medical needs in neurology and psychiatry with important and innovative therapeutic products.  Jazz Pharmaceuticals is aggressively building its product portfolio through a combination of commercialization and development activities.  Based in Palo Alto, California, the company is committed to working closely with patients, patient advocacy groups and healthcare professionals.  For further information, please visit www.jazzpharmaceuticals.com.

Notice to Investors

The merger described in this announcement has not been consummated.  Orphan Medical will file a Form 8-K and proxy statement with the Securities and Exchange Commission (SEC), and distribute the proxy statement to investors when approved by the SEC.  The proxy statement will contain important information that should be read carefully before any decision is made with respect to the merger.  Those materials will be made available to Orphan Medical’s security holders prior to the stockholders’ meeting that will be called to vote on the merger.  In addition, all of those materials (and all other offer documents filed with the SEC) will be available on the SEC’s web site (www.sec.gov) and on Orphan Medical’s website (www.orphan.com).

Participants in the Solicitation

Jazz Pharmaceuticals, Inc., Orphan Medical, Inc. and Orphan Medical’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the Orphan Medical stockholders in favor of the transaction.  Information concerning persons who may be deemed participants in the solicitation of Orphan Medical stockholders under the rules of the SEC is set forth in public filings filed by Orphan Medical with the SEC and will be included in the proxy statement when it is filed with the SEC.

The information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “intends,” “may,” “should,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would” or the negative of such terms or other comparable terminology.  Such forward-looking statements are based upon current expectations and beliefs and involve numerous risks and uncertainties, both known and unknown, that could cause actual events or results to differ materially from these forward-looking statements. The following factors, among others, could cause actual results to differ materially from these assumptions and expectations:  the ability to obtain Orphan Medical stockholders approval of the transaction; the ability of Jazz Pharmaceuticals to obtain the senior debt financing; the ability to satisfy other closing conditions; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk of new and changing regulation in the U.S. and internationally.  Additional factors that could cause Orphan Medical’s results to differ materially from those described in the forward-looking statements can be found in Orphan Medical’s most recent Form 10-Q or Form 10-K filed with the SEC.  (These documents can be accessed through the Orphan Medical Web site at http://www.orphan.com).  All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.

Contacts:

Orphan Medical, Inc.

Tim McGrath

Chief Financial Officer

952-513-6900

or

Padilla Speer Beardsley

Matt Sullivan, 612-455-1700

Jazz Pharmaceuticals, Inc.

Matthew Fust

Chief Financial Officer

650-496-3777

mediainfo@jazzpharma.com

or

BCC Partners

Karen L. Bergman, 650-575-1509

Michelle Corral, 415-794-8662

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